UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013 (August 12, 2013)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2013 (the “Closing Date”), Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Borrower”) and certain other subsidiaries entered into Amendment No. 3 (the “Amendment”), effective as of the Closing Date, of their existing credit agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012 and as amended as of August 3, 2012 and November 27, 2012, among the Company, the Borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (as amended, supplemented, amended and restated or otherwise modified, the “Credit Agreement”).

The Amendment provides for increased flexibility to incur debt by amending certain terms of the Credit Agreement, including the maximum leverage ratio and secured leverage ratio covenant levels. In addition, the Amendment includes pricing protection for certain extended term loans, which specifies an increased margin in certain instances. The Amendment also provides for a total leverage-based stepup to the applicable margin of the extended term loans and the non-extended term loans. The pricing of the loans under the Credit Agreement will otherwise remain unchanged.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this report are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 12, 2013, the Company announced that it had obtained the requisite consents of the lenders to enter into the Amendment to its Credit Agreement. A copy of the press release making this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following items are included as Exhibits to this report and incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment No. 3, dated as of August 12, 2013, to the Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012, and as amended as of August 3, 2012 and November 27, 2012 among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and as collateral agent for the lenders.

99.1	Press release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.

Date: August 12, 2013	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment No. 3, dated as of August 12, 2013, to the Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012, and as amended as of August 3, 2012 and November 27, 2012, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and as collateral agent for the lenders.

99.1	Press release dated August 12, 2013